UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2015

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 13, 2015, the Board of Directors (the “Board”) of Citizens Financial Group, Inc. (the “Company”) adopted and approved an amendment to the Company’s bylaws. The amendment permits a majority of the Board, in addition to holders of not less than 75% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, to amend certain provisions of the Company’s bylaws following the Final Withdrawal Date (as defined in the Separation and Shareholder Agreement between the Company and The Royal Bank of Scotland Group plc, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014).

The foregoing description of the Company’s bylaws, as amended and restated by the Board, is qualified in its entirety by reference to the full text of such amended and restated bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Bylaws of Citizens Financial Group, Inc. (as amended and restated on February 13, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President and Secretary

Date: February 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of Citizens Financial Group, Inc. (as amended and restated on February 13, 2015)